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Exhibit 99.1

        News

Contact: Chip Merritt
610-738-6376
cmerritt@Cephalon.com

For Immediate Release

Cephalon, Inc. Reports Second Quarter 2003 Financial Results

Quarterly Earnings Per Share Increase 24 Percent;

Product Sales Increase 47 Percent;

Cephalon Reiterates Full Year 2003 Sales and Earnings Guidance

        West Chester, PA—August 4, 2003—Cephalon, Inc. (Nasdaq: CEPH) today reported results for the second quarter of 2003, which included total revenue of $168.8 million, product sales of $160.3 million, and diluted earnings per share of $0.31. This compares with total revenue of $120.7 million, product sales of $108.8 million, and diluted earnings per share of $0.25 in the second quarter of 2002.

        Sales of PROVIGIL® (modafinil) Tablets [C-IV] were $69.5 million, a 40 percent increase over the second quarter of 2002. Sales of ACTIQ® (oral transmucosal fentanyl citrate) [C-II] were $52.7 million, an 85 percent increase over the second quarter 2002, and sales of GABITRIL® (tiagabine hydrochloride) were $14.6 million, a 44 percent increase over the second quarter 2002. In addition, Cephalon reported other product sales of $23.5 million.

        Prescriptions of PROVIGIL for the second quarter were approximately 344,000, a 30 percent increase over the second quarter of 2002. Prescriptions of ACTIQ were approximately 74,000, a 76 percent increase over the second quarter of 2002, and prescriptions of GABITRIL were approximately 163,000, a 64 percent increase over the second quarter of 2002.

        "Our strong financial performance will drive continued growth in our business," said Frank Baldino Jr., Ph.D., Chairman and CEO of Cephalon. "Clinical programs are underway to develop both the R-isomer of modafinil as well as our proprietary ADHD formulation of PROVIGIL. We have also initiated a comprehensive clinical program for GABITRIL, a product whose full utility we are only beginning to realize. These efforts will continue to drive our growth through 2006 and beyond."

        In July, Cephalon completed its previously announced cash redemption of $174 million of 5 1/4 percent convertible debt and repurchased $12 million of 3 7/8 percent convertible debt. These retirements will result in a third quarter pre-tax charge of $9.8 million. Excluding this charge, Cephalon's 2003 product sales guidance remains $650-$660 million and adjusted diluted earnings per share guidance remains $1.50 after taxes. The company's third quarter 2003 guidance for product sales is $175 million and for adjusted diluted earnings per share, excluding the charge resulting from the early extinguishment of debt, is $0.40. The adjusted diluted earnings per share guidance amounts include a tax provision of 36 percent.

        Cephalon's management will discuss the company's second quarter 2003 results with analysts and investors during a conference call beginning at 5 p.m. U.S. EDT on Monday, August 4, 2003. To participate in the conference call, dial 913-981-5517 and refer to Conference Code Number 422503. Individual investors are encouraged to log onto the investor relations section of www.cephalon.com and click on the webcast link to access the live call.

Cephalon, Inc.

        Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products to treat sleep and neurological disorders, cancer and pain.

        Cephalon currently employs approximately 1,300 people in the United States and Europe. U.S. sites include the company's headquarters in West Chester, Pennsylvania, and offices and manufacturing facilities in Salt Lake City, Utah. Cephalon's major European offices are located in Guildford, England, Martinsried, Germany, and Maisons-Alfort, France.

        The company currently markets three proprietary products in the United States: PROVIGIL, GABITRIL, and ACTIQ and more than 20 products internationally. Further information about Cephalon and full prescribing information on its U.S. products is available at www.cephalon.com or by calling 1-800-896-5855.

        In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon's current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings guidance, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" or other words and terms of similar meaning. Cephalon's performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

        This press release and/or the financial results attached to this press release include "Adjusted EBITDA", "Adjusted Net Income", and "Adjusted Diluted Earnings Per Share Guidance" amounts which are considered "non-GAAP financial measures" under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

# # #

Cephalon, Inc. and Subsidiaries
Consolidated Statement of Operations
(Amounts in Thousands, Except per Share)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
Product sales	$160,275	$108,767	$297,868	$204,570
Other revenues	8,552	11,960	15,656	27,658

	168,827	120,727	313,524	232,228

Costs and Expenses:
Cost of product sales	22,161	15,472	42,699	29,317
Research and development	39,139	31,401	72,795	61,224
Selling, general and administrative	65,546	44,911	120,152	85,195
Depreciation and amortization	10,926	8,042	21,567	16,335

	137,772	99,826	257,213	192,071

Income from operations	31,055	20,901	56,311	40,157
Other Income and Expense:
Interest income	2,581	3,770	5,175	6,640
Interest expense	(7,820)	(9,782)	(16,356)	(21,280)
Charge on early extinguishment of debt	—	—	—	(7,142)
Other income (expense), net	1,887	(460)	2,311	(1,298)

Income before income taxes	27,703	14,429	47,441	17,077
Income tax expense	(9,580)	—	(17,080)	(1,985)

Income before cumulative effect of changing inventory costing method	18,123	14,429	30,361	15,092
Cumulative effect of changing inventory costing method from FIFO to LIFO	—	—	—	(3,534)

Income applicable to common shares	$18,123	$14,429	$30,361	$11,558

Basic income per common share:
Income per common share excluding cumulative effect of changing inventory method	$0.33	$0.26	$0.55	$0.27
Cumulative effect of changing inventory costing method	—	—	—	(0.06)

	$0.33	$0.26	$0.55	$0.21

Diluted income per common share:
Income per common share excluding cumulative effect of changing inventory method	$0.31	$0.25	$0.53	$0.26
Cumulative effect of changing inventory costing method	—	—	—	(0.06)

	$0.31	$0.25	$0.53	$0.20

Weighted average number of common shares outstanding	55,504	55,071	55,478	55,017

Weighted average number of common shares outstanding-assuming dilution	64,435	57,033	57,062	57,161

OTHER DATA:
Reconciliation of Income Applicable to Common Shares to Adjusted Net Income:
Income applicable to common shares	$18,123	$14,429	$30,361	$11,558
Certain charges:
CNS joint venture (a)	—	—	—	6,481
Charge on early extinguishment of debt	—	—	—	7,142
Cumulative effect of changing inventory costing method	—	—	—	3,534

Adjusted Net Income	$18,123	$14,429	$30,361	$28,715

Basic adjusted net income per common share	$0.33	$0.26	$0.55	$0.52

Diluted adjusted net income per common share	$0.31	$0.25	$0.53	$0.50

Weighted average number of common shares outstanding	55,504	55,071	55,478	55,017

Weighted average number of common shares outstanding — assuming dilution	64,435	57,033	57,062	57,161

(a)
Includes $3,508,000 from selling, general and administrative expense and $2,973,000 from other expense.

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Reconciliation of Income from Operations to Adjusted EBITDA:
Income from operations	$31,055	$20,901	$56,311	$40,157
Depreciation and amortization	10,926	8,042	21,567	16,335

Adjusted EBITDA *	$41,981	$28,943	$77,878	$56,492

*
Adjusted EBITDA is defined as income from operations less depreciation and amortization, and therefore, by definition, also excludes interest income and expense, charge on early extinguishment of debt, foreign currency exchange, income tax expense, and cumulative effect of changing inventory costing method.

	Three Months Ended September 30, 2003	Twelve Months Ended December 31, 2003
Reconciliation of Projected GAAP Diluted Earnings per Share to Adjusted Diluted Earnings per Share Guidance:
Projected GAAP diluted earnings per share	$0.30	$1.40
Charge on early extinguishment of debt, net of taxes	0.10	0.10

Adjusted diluted earnings per share guidance	$0.40	$1.50

Cephalon, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in Thousands)

	June 30, 2003	December 31, 2002
	(Unaudited)
Assets
Cash, cash equivalents and investments	$1,212,617	$582,688
Receivables, net	101,327	83,130
Inventory, net	62,388	54,299
Other current assets	12,502	9,793
Property and equipment, net	101,747	90,066
Goodwill	298,769	298,769
Other intangible assets, net	339,294	351,719
Debt issuance costs, net	43,038	21,406
Deferred tax asset, including current portion, net	254,169	170,072
Other assets	61,844	27,148

	$2,487,695	$1,689,090

Liabilities and stockholders' equity
Accounts payable and accrued expenses	$102,585	$103,533
Deferred revenue, including current portion	2,520	2,680
Debt, including current portion	1,617,771	876,299
Deferred tax liabilities	51,284	52,666
Other liabilities	13,183	11,327
Stockholders' equity	700,352	642,585

	$2,487,695	$1,689,090

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  Exhibit 99.1